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                                                                  EXHIBIT 10.2

                                 PROMISSORY NOTE
                                 ---------------

$6,000,000.00                                                  February 26, 1999


                  FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, Strategic Diagnostics, Inc., a Delaware corporation with its chief executive office at 111 Pencader Drive, Newark, Delaware 19702 ("SDI") and TSD BioServices, Inc., a Delaware corporation with its chief executive office at 128 Sandy Drive, Newark, Delaware 19713 ("TSD") (SDI and TSD are hereinafter sometimes referred to and are jointly and severally obligated as "Borrower"), promise to pay to the order of First Union National Bank ("Bank"), a national bank with an office at 3 Beaver Valley Road, Wilmington, Delaware 19803-1115, at such address or at such address as Bank shall designate to Borrower, the principal sum of Six Million ($6,000,000.00) Dollars, together with interest as set forth below, until the date on which the principal amount is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Promissory Note (this "Note"). All outstanding principal and any accrued and unpaid interest thereon shall be due and payable on the fifth (5th) anniversary of the date hereof (the "Maturity Date"), unless sooner accelerated in accordance with this Note or the Loan Agreement (as hereinafter defined).

                  Reference is made to that certain Loan and Security Agreement of even date herewith between Borrower and Bank (the "Loan Agreement"), the terms, covenants and conditions of which are incorporated herein by this reference. Capitalized terms appearing herein and not otherwise defined shall have the respective meanings given to such terms in the Loan Agreement. This
Note is the HTI Note referred to in the Loan Agreement.

                  1. Interest.

                     (a) So long as the principal indebtedness evidenced by this Note (the "Principal") is collateralized by Cash Collateral (as defined in the Loan Agreement) in an amount of not less than One Million ($1,000,000.00) Dollars, interest shall accrue on a portion of the Principal equal to the fair market value of the Cash Collateral as of the beginning of each Interest Period (as hereinafter defined) at a rate equal to one (1%) percent in excess of the CD Rate (the "CD-Based Rate"), as determined by Bank prior to the commencement of each consecutive interest period of one (1) month (each an "Interest Period"). The first Interest Period shall commence on the date of this Note and end on the first date thereafter that interest is due. Each CD-Based Rate shall remain in effect, subject to the provisions hereof, for the entire Interest Period until redetermined for the next successive period. "CD Rate" is the rate for one-month U.S. dollar certificates of deposits of that many months maturity as published in the Federal Reserve's H.15 under the caption "CDS (secondary market)" for the first New York business day of the relevant Interest Period (as hereinafter defined), or if not so reported, then as determined by Bank from another recognized source or interbank quotation.



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                     (b) Except as otherwise provided herein, interest shall be charged on the outstanding Principal from the date hereof until the full amount of Principal has been paid at a rate equal to LIBOR (as hereinafter defined), as determined by Bank prior to the commencement of each consecutive LIBOR Interest Period during the term of this Note plus three (3.0%) percent. "LIBOR", for any day, is the rate for one month U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant LIBOR Interest Period (or if not so reported, then as determined by Bank from another recognized source or interbank quotation). Each LIBOR Interest Period will begin on and include the date an interest payment is due hereunder and end on, but exclude, the date the next interest payment is due, with the first LIBOR Interest Period commencing as of the date hereof. Upon determination by Bank of the Rate for any LIBOR Interest Period, such Rate shall remain in effect for the entire LIBOR Interest Period until redetermined for the next successive LIBOR Interest Period.

                     (c) Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Note, or (b) any payment or prepayment of the Principal on a date other than the last day of the LIBOR Interest Period (the "Indemnified Loss or Expense"). The amount of the Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded one hundred (100%) percent of that portion of the Principal in the London interbank market.

                     (d) Interest shall be calculated daily on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.

                     (b) After the occurrence and during the continuance of an Event of Default, all amounts remaining unpaid or thereafter accruing under this Note shall, at Bank's option, bear interest at a default rate of three (3%) percent per annum above the interest rate then in effect as set forth in this Note (the "Default Rate"), or the highest permissible rate under applicable usury law, whichever is less. Such interest shall be payable upon demand, but in no event later than when the next scheduled interest payment is due, and shall also be charged on the amounts owed by the undersigned to Bank pursuant to any judgments entered in favor of Bank with respect to this Note. Notwithstanding the entry of judgment, demand by Bank or acceleration of the Obligations, the unpaid Principal shall continue to accrue interest at the Default Rate until such Obligations are paid in full.

                     (c) If, at any time, any of the interest rates that are or may be charged under this Note (collectively, the "Rates") shall be finally determined by any court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such Rate(s) would be deemed excessive, application thereof shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permissible under such Laws.

                  2. Payment. Borrower shall make payments on account of the HTI Loan as follows:



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                     (a) Commencing on March 1, 1999 and continuing on the first day of each month thereafter until the Maturity Date, Borrower shall make consecutive monthly payments of interest in arrears;

                     (b) Borrower shall repay the Principal in accordance with the attached Repayment Schedule.

                  3. Prepayments. Except as provided in Paragraph 1(c) hereof, this Note may be prepaid in whole or in part at any time and from time to time without payment of a penalty or premium provided that each such prepayment is accompanied by a payment of interest on the amount of such prepayment calculated at the applicable Rate to the date of such prepayment, and any partial prepayments shall be applied to installments in the inverse order of their maturity (last installment(s) credited first).

                  4. Late Payments. If any payment of Principal and/or interest is not received in full by Bank before the tenth (10th) day after the due date thereof, there shall be immediately added to the Obligations, a late charge equal to five ($.05) cents for each one ($1.00) dollar or part thereof so overdue. All late charges are immediately due and payable without notice or demand.

                  5. Bank's Rights Upon Default. Upon the occurrence of any Event of Default and without the necessity of giving any prior written notice to Borrower, Bank shall have all of the rights and remedies described in the Loan Agreement and available to the Bank at law, in equity or otherwise and shall also have the right, pursuant to the Warrant of Attorney contained herein, to confess judgment against Borrower.

                  6. Application of Funds. All sums realized by Bank on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including reasonable attorney's fees) incurred by Bank, second to accrued and unpaid interest, and then to Principal. Borrower waives and releases any right to require Bank to collect any of the Obligations from any other collateral under any theory of marshalling of assets or otherwise, and specifically authorizes Bank to apply any collateral in which Borrower has any right, title or interest against any of the Obligations in any manner that Bank may determine.

                  7. Warrant of Attorney. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD UPON OR AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE BORROWER'S OBLIGATIONS, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY BANK TO OBTAIN POSSESSION OF ANY COLLATERAL OR OTHER COLLATERAL SECURITY FOR THE OBLIGATIONS OF BORROWER TO BANK, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH FIVE (5%) PERCENT OF THE PRINCIPAL AMOUNT THEREOF, BUT NOT LESS THAN





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FIVE THOUSAND ($5,000.00) DOLLARS, ADDED FOR LIEN PRIORITY PURPOSES, WITH ACTUAL
ATTORNEYS' FEES GOVERNED BY PARAGRAPH 8 HEREOF. BORROWER UNCONDITIONALLY AND
IRREVOCABLY: (A) WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER
UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (B) WAIVES AND RELEASES ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (C) RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF BANK SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO
APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS BANK SHALL DEEM NECESSARY AND DESIRABLE, AND THIS NOTE SHALL BE A SUFFICIENT WARRANT THEREFORE. BANK MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME
OR DIFFERENT COUNTIES FOR ALL OR PART OF THE BORROWER'S OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME BORROWER'S OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, BANK IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY BANK MAY ONLY BE DONE TO CURE ANY ERRORS IN PRIOR PROCEEDINGS, ONLY AND TO THE EXTENT THAT SUCH ERRORS
ARE SUBJECT TO CURE IN THE LATER PROCEEDINGS.

                  8. Attorney's Fees and Costs. In the event that Bank engages an attorney to represent it in connection with (a) any alleged default by Borrower under this Note, the ATAB Note, the Loan Agreement or any of the Collateral Documents (collectively, the "Loan Documents"), (b) the enforcement of any of Bank's rights and remedies under any of the Loan Documents, or the negotiation and preparation of any amendment to any of the Loan Documents (c) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against Borrower and/or (d) any potential and/or actual litigation arising out of or related to any of the foregoing, the Loan Documents or any of the Obligations, then Borrower shall be liable to and shall reimburse Bank on demand for all reasonable attorneys' fees, costs and expenses incurred by the Bank in connection with any of the foregoing. Borrower shall also be liable and shall also reimburse Bank on demand for all other costs and expenses (including attorney's fees) incurred by Bank in connection with the collection, preservation and/or liquidation of any collateral security for any of the Obligations and/or in the enforcement of the Obligations.



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                  9. Waiver of Jury Trial. IN ANY LITIGATION ARISING OUT OF OR
RELATING TO THE LOAN DOCUMENTS OR ANY OF THE OTHER OBLIGATIONS IN WHICH BORROWER AND BANK ARE ADVERSE PARTIES, BORROWER AND BANK
HEREBY WAIVE TRIAL BY JURY.

                  10. Jurisdiction. In any litigation arising out of or relating to the Loan Documents or any of the other Obligations, Borrower hereby consent to the personal jurisdiction of the State and Federal courts of the State of Delaware.

                  11. Applicable Law. The substantive Laws of the State of Delaware shall govern the construction of this Note and the rights and remedies of the parties hereto.

                  12. Miscellaneous.

                     (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Bank under the terms of this Note.

                     (b) The rights and privileges of Bank under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Borrower made in connection with this Note shall bind Borrower's successors and assigns.

                     (c) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

                     (d) The waiver of any Event of Default or the failure of Bank to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Bank's right to exercise that or any other right or remedy to which Bank is entitled.



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                  (e) The rights and remedies of Bank under this Note and the
Loan Documents shall be in addition to any other rights and remedies available to Bank at law or in equity, all of which may be exercised singly or concurrently.

                  IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed under seal by its duly authorized officer the day and year first above written.

                                             STRATEGIC DIAGNOSTICS INC.



Attest:  /s/ Martha C. Reider                By: /s/ Arthur A. Koch, Jr.
       -------------------------                -------------------------------
          Name:  Martha Reider                  Name: Arthur A. Koch, Jr.
          Title:  Secretary                     Title:  Chief Operating Officer


[CORPORATE SEAL]



                                                           TSD BIOSERVICES, INC.



Attest: /s/ Martha C. Reider                  By:  /s/ Arthur A. Koch, Jr.
       ---------------------------                ----------------------------
       Name:  Martha Reider                       Name:  Arthur A.  Koch, Jr.
       Title:  Assistant Secretary                Title:  Vice President


[CORPORATE SEAL]






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